Exhibit 23.3

DEGOLYER AND MACNAUGHTON

Canada Limited

311 – 6th Avenue SW, Suite 1430

Energy Plaza, East Tower Calgary, Alberta, Canada T2P 3H2

TELEPHONE

(403) 266·8680

FAX

(403) 266·1887

February 13, 2008

 JMG Exploration Inc

Re: Consent of DeGolyer and MacNaughton Canada Limited

We consent to the incorporation by reference of references to our firm and of information derived from our reports entitled "Report on Reserves Data, as at December 31, 2005", dated June 20, 2006 evaluating JMG Exploration, Inc.'s reserves as of December 31, 2005, and "Report on Reserves Data, as at December 31, 2006", dated March 26, 2007 evaluating JMG Exploration, Inc.'s reserves as of December 31, 2006 appearing in the Registration Statement on Form SB-2/A (Amendment No.3) of JMG Exploration, Inc.

We hereby consent to the reference to our firm under the caption "Experts" in the Prospectus constituting a part of the Registration Statement on Form SB-2/A (Amendment No.3) of JMG Exploration, Inc.

Very truly yours,

/s/Colin P. Outtrim

Colin P. Outtrim, P.Eng Senior Vice President DeGolyer and MacNaughton Canada Limited

CPO/vs